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Exhibit 23.1

Consent of Independent Registered Accounting Firm

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated               , 2014, in the Registration Statement (Form S-1) and related Prospectus of Wayfair LLC dated              , 2014.

Boston, Massachusetts , 2014

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  Exhibit 23.1
Consent of Independent Registered Accounting Firm